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                                                                     EXHIBIT 5.2




                                February 7, 1999


Nelson Mullins Riley & Scarborough LLP
First Union Plaza
999 Peachtree Street, Suite 1400
Atlanta, Georgia 30309

Albecca Inc.
3900 Steve Reynolds Drive
Norcross, Georgia 30093

         Re:  Albecca Inc.

Ladies and Gentlemen:

         We have acted as special New York counsel to Albecca Inc., a Georgia corporation (the "Company"), in connection with the filing of a registration statement on Form S-4 (Registration No. 333-67975) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering the Company's offer to exchange (the "Exchange Offer") $200,000,000 in aggregate principal amount of the Company's new 10 3/4% Senior Subordinated Notes due 2008 (the "New Notes") for an equal principal amount of the Company's outstanding 10 3/4% Senior Subordinated Notes due 2008 (the "Existing Notes").

         In rendering this opinion, we have examined the Indenture dated as of August 11, 1998, among the Company, the Guarantors thereto and State Street Bank and Trust Company, as Trustee (the "Indenture"), the Subsidiary Guarantee dated as of August 11, 1998, by each of the Subsidiary Guarantors thereto (the "Subsidiary Guarantee"), and the form of New Notes attached as an exhibit to the Indenture and we have made such other investigations as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic originaldocuments of all documents submitted to us as copies or as forms of agreements or instruments. In rendering this opinion, we have not examined any public records in New York or in any other state.
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     In rendering the opinions expressed below, we have assumed, with your consent, that (i) all of the documents and instruments (including the Indenture, the New Notes and the Subsidiary Guarantee) referred to in this opinion have been duly authorized by and have been duly executed and delivered by all of the parties to such documents, (ii) other than with respect to the Company and the Subsidiary Guarantors, all of such documents constitute legal, valid, binding and enforceable obligations of all of the parties to such documents and (iii) all signatures to such documents have been duly authorized and all parties are duly organized and validly existing and have the power and authority (corporate and other) to execute, deliver and perform such documents.

     In furtherance and not in limitation of the foregoing, for purposes of rendering the opinions expressed herein, we have also assumed, with your consent, that (a) the execution and delivery of the Indenture, the New Notes and the Subsidiary Guarantee and all documents and instruments executed in connection therewith, by all parties thereto will be free of, and we are not aware of the existence of, intentional or unintentional mistake, fraud, undue influence, duress, or criminal activity and (b) the representations and warranties of all parties in the Indenture, the New Notes and the Subsidiary Guarantee and each other document and instrument executed in connection therewith are true and correct in all respects.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. Assuming that the New Notes have been duly executed and delivered by the Company, the New Notes, when executed and authenticated in accordance with the provisions of the Indenture and when duly delivered in exchange for the Existing Notes in accordance with the terms of the Exchange Offer in the manner described in the Registration Statement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

          2. The Subsidiary Guarantee is a valid and binding agreement of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms.

     In addition to the limitations set forth above, the opinions set forth herein are further limited by, subject to and based upon the following.

     (a) We are admitted to practice in the State of New York only and do not purport to be experts in the laws of jurisdictions other than the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

     (b) The enforceability of the Indenture, the New Notes and the Subsidiary Guarantee, including, if applicable, rights of acceleration, may be limited by
(i) bankruptcy,

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Nelson Mullins Riley & Scarborough LLP
Albecca Inc.
February 7, 1999
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insolvency, reorganization, moratorium or similar laws affecting or relating to the rights and remedies of creditors rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).


         (c) Certain rights, remedies and waivers contained in the Indenture, the New Notes and the Subsidiary Guarantee may be limited or rendered ineffective by applicable law or judicial decisions governing the same.

         (d)      We express no opinion as to:

                  (i) any federal or state securities or similar laws;

                  (ii) whether the interest, fees or other charges to be paid or reimbursed as provided in the Indenture, the New Notes or the Subsidiary Guarantee (and any other documents or instruments executed in connection therewith or any prior documents and instruments related thereto), taken as a whole or considering any part thereof, would be usurious. In rendering our opinions expressed herein, however, we assume that the interest, fees and other charges to be paid or reimbursed as provided in the Indenture, the New Notes and the Subsidiary Guarantee (and any other documents or instruments executed in connection therewith), taken as a whole and considering any part thereof, would not be usurious;

                  (iii) any provision in the Indenture (A) purporting or attempting to limit, restrict or waive the right to a trial by jury in any legal proceeding brought by any of the parties to the Indenture, the New Notes or the Subsidiary Guarantee, (B) purporting or attempting to waive the defenses of forum non conveniens or improper venue, (C) purporting or attempting to confer subject matter jurisdiction on a court not having independent grounds therefor, (D) altering or attempting to alter by agreement the method of service of process required by applicable law, (E) purporting or attempting to grant a power of attorney to the Trustee or any other person to act on behalf of the Company or any Subsidiary Guarantor, (F) purporting to
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Nelson Mullins Riley & Scarborough LLP
Albecca Inc.
February 7, 1999
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waive the benefits of any stay, extension or usery law or (G) purporting to waive any immunity from jurisdiction of any court or from any legal process.

          (e) Our opinions are based on current statues, regulations, case law and administrative guidance, any or all of which may change in the future, possibly with retroactive and detrimental effect. Opinions of counsel are not binding on the courts and, accordingly, no assurance can be given that the courts might not disagree with the opinions expressed herein.

          This opinion is being furnished only to you and is solely for your benefit and that of your successors and assigns, and is not to be otherwise used, circulated, quoted, relied upon or otherwise referred to for any purpose without our express prior written consent in each instance.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to effect registration of the New Notes under the Act and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                                                    Very truly yours,


                                                /s/ ROBINSON SILVERMAN PEARCE
                                                    ARONSOHN & BERMAN LLP